Exhibit (n)(1)

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that the undersigned officers and/or trustees of Blackstone Secured Lending Fund, a Delaware statutory trust (the “Company”), do hereby constitute and appoint each of Brad Marshall, Jonathan Bock, Edward Desloge, Matthew Alcide, Oran Ebel, Lucie Enns and William Renahan as his or her true and lawful attorneys and agents, with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such officers and/or trustees, (i) a registration statement on Form N-2 of the Company, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent registration statement of the Company pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”), and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Company or the registration or offering of the Company’s common shares, preferred shares, debt securities, warrants, subscription rights and units, granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises, and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by the undersigned.

IN WITNESS WHEREOF, I have executed this instrument as of the 11th day of July, 2025.

/s/ Brad Marshall	Trustee, Chairman and Co-Chief Executive Officer
Brad Marshall

/s/ Jonathan Bock	Co-Chief Executive Officer
Jonathan Bock

/s/ Teddy Desloge	Chief Financial Officer
Teddy Desloge

/s/ Matthew Alcie	Chief Accounting Officer and Treasurer
Matthew Alcide

/s/ Robert Bass	Trustee
Robert Bass

/s/ Tracy Collins	Trustee
Tracy Collins

/s/ James F. Clark	Trustee
James F. Clark

/s/ Vicki L. Fuller	Trustee
Vicki L. Fuller

/s/ Michelle Greene	Trustee
Michelle Greene

/s/ Vikrant Sawhney	Trustee
Vikrant Sawhney